EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-153777 on Form S-3 of our report dated February 28, 2011, relating to the consolidated financial statements and the financial statement schedule of MidAmerican Energy Company and subsidiary, appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 28, 2011